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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         Security Capital Pacific Trust
             (Exact Name of Registrant as Specified in Its Charter)

        Maryland                                        74-6056896
 (State of Organization)                    (I.R.S. Employer Identification No.)


7670 South Chester Street
  Englewood, Colorado                                      80112
(Address of Principal Executive Offices)                (Zip Code)



If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form related to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]



Securities Act registration statement file number to which this form relates:
   333-51139
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(If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                      Name of Each Exchange on Which
         to be so Registered                      Each Class is to be Registered
         -------------------                      ------------------------------
Series C Cumulative Redeemable
Preferred Stock, par value $1.00 per share           New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
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     A complete description of the Series C Cumulative Redeemable Preferred
Shares of Beneficial Interest, par value $1.00 per share (the "PTR Series C Preferred Shares"), which are to be registered hereunder is contained under the caption "Description of Securities--PTR Series C Preferred Shares" in the Joint Proxy Statement and Prospectus, forming a part of the Form S-4 Registration Statement (File No. 333-51139) of Security Capital Pacific Trust ("PTR"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2. Exhibits.
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     The following exhibits are filed herewith and with the New York Stock
Exchange, Inc.

Exhibit
Number                                Exhibit
-------                               -------
  2.1    Form of Articles of Merger (incorporated by reference to Exhibit 2.3 to PTR's Form S-4
         Registration Statement (File No. 51139; the"PTR S-4")).

  4.1    Form of Amended and Restated Declaration of Trust of PTR (incorporated by reference as
         Annex II to the Joint Proxy Statement and Prospectus included in the PTR S-4).

  4.2    Form of Amended and Restated Bylaws of PTR (incorporated by reference to Exhibit 4.2 to the PTR S-4).

  4.3    Form of share certificate for common shares of beneficial interest of PTR.

  4.4    Form of share certificate for Series A Cumulative Redeemable Preferred Shares of beneficial interest of PTR.

  4.5    Form of share certificate for Series B Cumulative Redeemable Preferred Shares of beneficial interest of PTR.

  4.6    Form of share certificate for Series C Cumulative Redeemable Preferred Shares of beneficial interest of PTR.

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SECURITY CAPITAL PACIFIC TRUST


                                       /s/ Jeffrey A. Klopf
                              By:  ____________________________
                                       Jeffrey A. Klopf
                                       Secretary

Dated: June 23, 1998

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